August 29, 2006



VIA EDGAR LINK

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

	Re:	The Prudential Series Fund, Inc.
		(File No. 811-03623)




Ladies and Gentlemen:


Enclosed please find the Semi-Annual Report on Form N-SAR for the above referenced Fund, for the six-month period ended June
30, 2006. The enclosed is being filed electronically via the EDGAR system.


Yours truly,

/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary

Enclosure















This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 29th day of August, 2006.


The Prudential Series Fund, Inc.
File No. 811-03623


By:/s/ Jonathan D. Shain______  	By:/s/ Paul R. Hymas
Jonathan D. Shain					Paul R. Hymas
Assistant Secretary			Witness